Exhibit 99.3

D3ESPORTS CORP.

BALANCE SHEETS

(Unaudited)

	September 30, 2018	June 30, 2018

ASSETS

Current assets
Cash and cash equivalents	$—	$20,025
Total current assets	—	20,025

Property and Equipment
Vehicles – race cars	387,450	387,450
Website design	60,000	60,000
	447,450	447,450
Less accumulated depreciation	(5,000)	—
	442,450	447,450

TOTAL ASSETS	$442,450	$467,475

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$11,391	$20,000
Advance from shareholder	14,500	—
Total current liabilities	25,891	20,000

Commitments

Stockholders’ Equity
Class A Preferred Stock, par value $.001, unlimited shares authorized, 1,000,000 shares issued and outstanding, liquidation preference of $1,000,000	1,000	1,000
Common Stock , par value $.001, unlimited shares authorized, 5,769,004 and 4,706,508 shares issued and outstanding at September 30, 2018 and June 30, 2018, respectively	5,769	4,707
Additional Paid in Capital	461,371	443,763
Accumulated deficit	(51,581)	(1,995)
Total Stockholder’s Equity	416,559	447,475

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$442,450	$467,475

The accompanying notes are an integral part of the financial statements

D3ESPORTS CORP.

STATEMENT OF OPERATIONS

For the three month period ending September 30, 2018 (Unaudited)

September 30, 2018

General and administrative expenses	$49,586

Loss from operations	(49,586)

Net loss	$(49,586)

The accompanying notes are an integral part of the financial statements

D3ESPORTS CORP.

STATEMENT OF STOCKHOLDERS’ EQUITY

For the three month period ending September 30, 2018 (Unaudited)

	Class A Preferred Stock		Common Stock			Accumulated
	Shares	Amount	Shares	Amount	APIC	Deficit	Total

Balance, June 30, 2018	1,000,000	$1,000	4,706,508	$4,707	$443,763	$(1,995)	$447,475

Shares issued for services	—	—	1,061,496	1,061	17,609	—	18,670

Net loss	—	—	—	—	—	(49,586)	(49,856)

Balance, September 30, 2018	1,000,000	$1,000	5,768,004	$5,769	$461,371	$(51,581)	$416,559

The accompanying notes are an integral part of the financial statements

D3ESPORTS CORP.

STATEMENT OF CASH FLOWS

For the three month period ending September 30.2018 (Unaudited)

September 30, 2018

Cash flow from operating activities:
Net loss	$(49,586)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	5,000
Shares issued for services	18,670
Decrease in accounts payable	(8,609)
Net cash used in operating activities	(34,525)

Cash flows from investing activities:
Website design	—
Net cash used in investing activities	—

Cash flows from financing activities:
Advances from shareholder	14,500
Net cash provided by financing activities	14,500

Net change in cash	(20,025)

Cash and equivalents, beginning of period	20,025

Cash and equivalents, end of period	$—

The accompanying notes are an integral part of the financial statements

D3ESPORTS CORP.

NOTES TO FINANCIAL STATEMENTS

September 30, 2018 (Unaudited)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business – D3esports Corp., (a Wyoming Corporation, “the Company”) was formed on May 1, 2018 and is based in Angleton, TX. The Company plans to hold monthly time trial format competitions through an eSports platform that allows professional race car drivers and eSport athletes (gamer enthusiasts) to compete for a real experience in a race car and points that can be used to purchase products and services through our partners and

The financial statements are presented in accordance with United States generally accepted accounting principles.

Cash and Cash Equivalents – The Company considers all highly liquid debt instruments with an original maturity of three months or less at the date of purchase to be cash equivalents.

Property and Equipment – Property and equipment consists of vehicles and website design.  The vehicles are three race cars which were contributed as capital at the inception of the Company and recorded at their estimated fair value.  Due to the nature of race cars, there is no depreciation expense being recorded as race cars appreciate over time.

Website design consists primarily of the cost of a contract with Mainline, an Esports provider, for the design of an esports website and platform for the Company.  The contract cost will be amortized on a straight line basis over the life of the contract which is two years, beginning in August 2018.

Improvements or betterments of a permanent nature are capitalized.  Expenditures for maintenance and repairs are charged to expense as incurred.  The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal.  Gains or losses resulting from property disposals are credited or charged to operations in the year of disposal.

Income Taxes

The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”). Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Management believes that these estimates and assumptions provide a reasonable basis for the fair presentation of the financial statements.

D3ESPORTS CORP.

NOTES TO FINANCIAL STATEMENTS

September 30, 2018 (Unaudited)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Issued Accounting Pronouncements – In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The standard permits the use of either the retrospective or cumulative effect transition method. In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which deferred the effective date to periods beginning after December 15, 2018. Early adoption is permitted only as of annual reporting periods beginning after December 15, 2016. In December 2016, the FASB further issued ASU No. 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers, to increase stakeholders’ awareness of the proposals and to expedite improvements to ASU 2014-09. The Company plans to adopt the standard using the modified retrospective approach. After assessing the new standard, the Company expects that there will be no material impacts to our revenue recognition procedures, except for information compilation for the new required disclosures.

In February 2016, the FASB issued ASU 2016-02, Leases. This guidance requires an entity to recognize lease liabilities and a right-of-use asset for all leases on the balance sheet and to disclose key information about the entity’s leasing arrangements. ASU 2016-02 is effective for annual reporting periods beginning after December 15, 2019, with earlier adoption permitted. ASU 2016-02 must be adopted using a modified retrospective approach for all leases existing at, or entered into after the date of initial adoption, with an option to elect to use certain transition relief. The Company is evaluating the impact of this new standard on its financial position, results of operations, cash flows and related disclosures.

Going Concern

The Company’s financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company’s ability to continue as a going concern is dependent upon its ability to generate revenues or raise the necessary capital to further implement its business plan and ultimately achieve profitable operations. There can be no assurance that the Company will be successful in obtaining such financing, or that it will attain positive cash flow from operations. Accordingly, there is substantial doubt as to our ability to continue as a going concern. However, management believes that actions presently being taken provide the opportunity for the Company to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 2 – COMMITMENTS

The contract with Mainline includes a monthly charge for on-going service and maintenance of the website/gaming platform.  The payments are $10,000 per month beginning in September 2018.  The contract expires April 30, 2020.  Future payments are as follows: $100,000 for the year ending June 30, 2019 and $100,000 for the year ending June 30, 2020.

D3ESPORTS CORP.

NOTES TO FINANCIAL STATEMENTS

September 30, 2018 (Unaudited)

NOTE 3 – EQUITY

The Class A Preferred Stock has a par value of $.001 and the number of shares constituting such class shall be unlimited. As of June 30, 2018, the Company has 1,000,000 share of Class A Preferred Stock issued and outstanding.  The Class A Preferred Stock has priority in liquidation and has a liquidation preference of $1 per share.  The Class A Preferred Stock holders are not entitled to receive dividends and have no voting rights. The Class A Preferred Stock is redeemable by the Company at any time at $1 per share.

The Company has also authorized 1,000,000 shares of Class E Preferred Stock.  The Class E Preferred Stock has a par value of $.001 and ranks junior to all the Company’s common and other preferred stock.  There are no dividends on the Class E Preferred Stock and there is no participation in liquidation, dissolution or winding-up distribution of the assets of the Company.  The shares of outstanding Class E Preferred Stock shall have the right to vote based on the number of votes equal to twice the number of votes of all outstanding shares of capital stock such that the holders of the outstanding shares of Class E Preferred Stock shall always constitute sixty-six and two thirds of the voting rights of the Company.  As of June 30, 2018, there are no Class E Preferred Shares outstanding.

During the three months ended September 30, 2018, the Company issued 1,061,496 shares of common stock for legal and consulting services valued at $18,670.

NOTE 4 – RELATED PARTY

The Company has been provided warehouse, office space and other organizational expenses by its chief executive officer, Simon Dawson, for which $5,000 was paid during the three month period ending September 30, 2018.

The Company received $14,500 in advances from a shareholder during the three months ended September 30, 2018.  The advances bear no interest and have no repayment terms.

NOTE 5 – SUBSEQUENT EVENTS

Management as evaluated subsequent events through December 10, 2018, the date the financial statements were available to be issued.

The Company has entered into an agreement to be acquired by a StemGen, Inc. a publicly traded company.  The target date for this acquisition is December 31, 2018.